Exhibit 10(c)

              Summary of Amendments to the 1990 Stock Option Plan

The 1990 Stock Option Plan was amended, effective April 20, 1999, to add the following sections:

                  11.02(i) Terms of a Foreign Reload Option.

                  A Foreign Reload Option shall be subject to the terms and conditions set forth in the plan in which the underlying reload right was granted.

                  15.24 Foreign Reload Option.

                  "Foreign Reload Option" means a reload
                  option issued with respect to an option
                  issued under a plan of Sprint other than this Plan.

Sections 15.24 to 15.55 were renumbered as Sections
15.25 to 15.56.

In addition, the 1990 Stock Option Plan was amended as set forth in Exhibit 10(a).